Delaware Group Tax-Free Money Fund

N-SAR Exhibits

Sub-Item 77C: Submission of matters to a vote of security holders.

The shareholders of Delaware Group Tax-Free
Money Fund (a "Trust") voted on the following proposals (as applicable) at the special meeting of shareholders on March 23, 2005 or as adjourned. The description of each proposal and number of shares voted are as follows:
To elect a Board of Trustees for each of the Trusts.


Delaware Group Tax-Free Money Fund

Shares Voted For
Shares Voted Withheld Authority
Thomas L. Bennett
19,446,,069.290
1,396,947.380
Jude T. Driscoll
19,446,069.290
1,396,947.380
John A. Fry
19,446,069.290
1,396,947.380
Anthony D. Knerr
19,446,069.290
1,396,947.380
Lucinda S. Landreth
20,407,918.470
435,098.200
Ann R. Leven
20,407,918.470
435,098.200
Thomas F. Madison
19,446,069.290
1,396,947.380
Janet L. Yeomans
20,407,918.470
435,098.200
J. Richard Zecher
19,361,337.170
1,481,679.500

To approve the use of a "manager of
managers" structure whereby the investment manager of the funds of the Trust will be able to hire and replace subadvisers without shareholder approval.


For
Against
Abstain
Broker Non-Votes
Delaware Group Tax-Free Money Fund
14,163,270.780
1,944,807.610
420,926.280
4,314,012.000